UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

NATURADE, INC.

(Exact Name of Registrant as Specified in its Charter)

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Naturade, Inc.
2099 S. College Blvd., Ste.210
Anaheim, CA 92806

September 3, 2008

Notice of Action by Written Consent

To the Stockholders of Naturade, Inc.:

Pursuant to Delaware Business Corporation Law, Delaware Statutes Chapter 1, § 216 and § 228, notice is hereby given that by written consent delivered to Naturade, Inc. (the "Company") on September 2, 2008, by the holders of a majority of the outstanding common stock of the Company, the following actions were adopted, authorized and approved:

The Board of Directors of the Company, namely Adam Michelin, Gary Cannon and Steve Scott, were removed from the Board of Directors. Rick Robinette and Milos Sarcev were elected as the new Board of Directors. Rick Robinette was appointed President and Chief Executive Officer.

By	Order of the Board of Directors

/s/	Rick Robinette
Rick Robinette, CEO

Naturade, Inc.
Information Statement Pursuant to Section 14C of the
Securities Exchange Act of 1934

INTRODUCTION

This Information Statement is being mailed on or about September 8, 2008, to affect all holders of record at the close of business on September 2, 2008, of the voting stock of Naturade, Inc., a Delaware corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's voting stock providing for the authorization to remove the Board of Directors of Naturade, Inc., a Delaware corporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

At the close of business on September 2, 2008, the Company had approximately 194,908,121 shares outstanding of common stock. There are no other voting securities of the Company that are presently issued.

The following table sets forth information with respect to the majority shareholders of the Company:

Shareholder	No. of Shares	% of Total

Redux Holdings, LLC	180,025,388	92.4%

VOTE REQUIRED FOR APPROVAL

Chapter 1 § 228(a) of the Delaware Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the action, which majority is the number of shares required by Delaware Statutes § 216(3).

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's CEO, Rick Robinette, 2099 S. College Blvd., Ste 210, Anaheim, CA 92806, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, will be provided without charge.

Dated: September 3, 2008

By	Order of the Board of Directors

/s/	Rick Robinette
Rick Robinette, CEO

Exhibit A

ACTION BY WRITTEN CONSENT
OF THE SHAREHOLDERS OF
NATURADE, INC.
A DELAWARE CORPORATION

The undersigned, constituting the holders of a majority of the issued and outstanding shares of common stock of Naturade, Inc., a Delaware corporation (the "Company"), hereby consents to the following actions and instructs the Secretary of the Company to enter this Consent in the minutes of the proceedings of the shareholders of the Company:

RESOLVED, that, the current Board of Directors of the Company, namely, Adam Michelin, Gary Cannon and Steve Scott, are hereby removed from the Board effective immediately upon the signing of this Consent.

FURTHER RESOLVED, that Rick Robinette and Milos Sarcev are hereby elected as Directors to serve for the term provided in the bylaws or until death, resignation, or removal from office.

This Consent may be signed by way of facsimile transmission and such facsimile copies shall be deemed original copies for all purposes if original copies are not delivered.

Execution of this Consent by the undersigned waives any requirement of a formal meeting to conduct the business referred to herein.

Dated this 29th day of August, 2008.

SHAREHOLDER:	No. of Shares	% of Total

/s/ Rick Robinette	180,025,388	92.4%
Redux Holdings, Inc.
By: Rick Robinette, CEO